Exhibit 99.1

Sophiris Bio Reports Third Quarter 2016 Financial Results and Key Business Highlights

SAN DIEGO and VANCOUVER, British Columbia, November 9, 2016 – Sophiris Bio Inc. (NASDAQ: SPHS) (the “Company” or “Sophiris”), a biopharmaceutical company developing topsalysin (PRX302) for the treatment of urological diseases, today announced financial results for the three and nine months ended September 30, 2016.

Business Highlights:

●

On August 26, 2016, the Company announced the closing of a public offering in which the Company raised net proceeds of $27.4 million. The Company plans to use the proceeds from this offering to fund a Phase 2b clinical trial for the treatment of localized prostate cancer and working capital and general corporate purposes, which may include research and development expenses, general and administrative expenses and manufacturing expenses.

●	During the third quarter of 2016, the Company received proceeds of $1.7 million from the exercise of warrants and stock options.
●	In September 2016, the Company repaid the outstanding principal balance of the loan with Oxford Finance LLC with a total payment of $4.2 million.
●

On October 12, 2016 the Board of Directors of Sophiris Bio Inc. approved the appointment of Allison Hulme, Ph.D., the Company’s chief operating officer and head of research and development, as a director of the Company.

“Sophiris has been successful in building on a series of positive clinical milestones that we believe will enable us to further the development of topsalysin,” said Randall Woods, president and CEO of Sophiris Bio. “In the wake of announcing positive data from our Phase 2a proof-of-concept study in localized prostate cancer as well as from our Phase 3 trial in BPH that met its primary endpoint, the Company was able to raise additional funds in the public market in the third quarter to strengthen our balance sheet and enable us to fund an additional clinical trial. Over the past quarter, we have made significant progress in preparing to initiate a Phase 2b clinical trial of topsalysin for the treatment of localized prostate cancer, which is expected to report initial results by the end of 2017.”

Financial Results:

At September 30, 2016, we had cash, cash equivalents and securities available-for-sale of $31.3 million and net working capital of $29.8 million. We expect that our cash and cash equivalents will be sufficient to fund our operations into the second quarter of 2018. At this point in time we do not plan on pursuing a second Phase 3 trial in BPH unless we obtain additional financing.

For the three months ended September 30, 2016

The Company reported a net loss of $4.3 million ($0.17 per share) for the three months ended September 30, 2016 compared to a net loss of $3.7 million ($0.22 per share) for the three months ended September 30, 2015.

Research and development expenses

Research and development expenses were $0.6 million for the three months ended September 30, 2016, compared to $2.6 million for the three months ended September 30, 2015. The decrease in research and development costs are primarily attributable to a decrease in the costs associated with the Company’s Phase 3 PLUS-1 clinical trial and our Phase 2a proof of concept clinical trial for localized prostate cancer both of which were completed prior to the third quarter.

General and administrative expenses

General and administrative expenses were $3.0 million for the three months ended September 30, 2016 compared to $0.9 million for the three months ended September 30, 2015. The increase is primarily due to the inclusion of $1.4 million in offering expenses which were allocated to the fair value of the warrants issued in our public offering in August 2016. The balance of the offering expenses were recorded as a reduction to equity. The increase was also related to an increase in personnel related costs and professional services.

Loss on revaluation of warrant liability.

Loss on revaluation of the warrant liability was $0.3 million for the three months ended September 30, 2016. The non-cash loss is associated with the change in the fair value of our warrant liability.

For the nine months ended September 30, 2016

The Company reported a net loss of $10.6 million ($0.51 per share) for the nine months ended September 30, 2016 compared to a net loss of $11.7 million ($0.69 per share) for the nine months ended September 30, 2015.

Research and development expenses

Research and development expenses were $2.5 million for the nine months ended September 30, 2016 compared to $8.2 million for the nine months ended September 30, 2015. The decrease in research and development costs are primarily attributable to a decrease of $5.2 million in the costs associated with the Company’s completed Phase 3 PLUS-1 clinical trial of topsalysin for the treatment of BPH and to a lesser extent a decrease in costs associated with our Phase 2a proof of concept clinical trial for localized prostate cancer and manufacturing activities for topsalysin.

General and administrative expenses

General and administrative expenses were $5.6 million for the nine months ended September 30, 2016 compared to $3.0 million for the nine months ended September 30, 2015. The increase is primarily due to the inclusion of $1.6 million in offering costs which were allocated to the warrants issued in connection with our offerings which closed in May and August of 2016. The increase, to a lesser extent, is due to an increase in personnel, legal, accounting, consulting and professional services. These increases were partially offset by a decrease in non-cash stock-based compensation expense.

Loss on revaluation of warrant liability.

Loss on revaluation of the warrant liability was $2.0 million for the nine months ended September 30, 2016. The non-cash loss is associated with the change in the fair value of our warrant liability.

About Sophiris

Sophiris Bio Inc. is a biopharmaceutical company developing topsalysin, a clinical-stage, targeted therapy for the treatment of urological diseases. Topsalysin has successfully completed a Phase 3 clinical study for the treatment of the symptoms of benign prostatic hyperplasia (BPH), and is designed to be as efficacious as pharmaceuticals, less invasive than the surgical interventions, and without the sexual side effects seen with existing treatments. Topsalysin has also successfully completed a Phase 2a study for the treatment of clinically significant, localized low to intermediate risk prostate cancer prior to radical therapy. For more information, please visit www.sophirisbio.com.

Certain statements included in this press release may be considered forward-looking, including the quote of Sophiris’ President and CEO and expectations about further development of PRX302, or Sophiris’ capital requirements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Some of the risks and uncertainties that could cause actual results, performance or achievements to differ include without limitation, risks associated with clinical development, including the risk that the results of the planned Phase 2b study will not replicate the results of the completed Phase 2 study of Topsalysin for the treatment of localized low to intermediate risk prostate cancer, and other risks and uncertainties identified by Sophiris in its public securities filings with the SEC. All forward-looking statements are based on Sophiris’ current beliefs as well as assumptions made by and information currently available to Sophiris and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory developments, clinical trial results, market acceptance, ability to raise capital and future commitments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including the risks and uncertainties identified by Sophiris in its public securities filings; actual events may differ materially from current expectations. Sophiris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Peter Slover

Chief Financial Officer

(858) 777-1760

Corporate Communications and Investor Relations:

Michael Moore NATIONAL Equicom Investor Relations (858) 886-7813 mmoore@national.ca	Jason Spark Canale Communications Corporate Communications and IR (619) 849-6005 jason@canalecomm.com

Sophiris Bio Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30	December 31,
	2016	2015

Assets:

Current assets:

Cash and cash equivalents	$31,055	$5,881
Securities available-for-sale	203	2,500
Other receivables	13	8
Prepaid expenses	490	467

Total current assets	31,761	8,856

Property and equipment, net	5	17
Other long-term assets	-	19

Total assets	$31,766	$8,892

Liabilities and shareholders’ equity:

Current liabilities:

Accounts payable	$374	$909
Accrued expenses	1,588	566
Current portion of promissory notes	-	1,771

Total current liabilities	1,962	3,246

Long-term promissory notes	-	3,572
Warrant liability	15,035	-
Stock-based compensation liability	195	168

Total liabilities	17,192	6,986

Shareholders’ equity:

Common shares, unlimited authorized shares, no par value; 30,107,644 and 17,244,736 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	131,245	113,880
Contributed surplus	23,604	17,683
Accumulated other comprehensive gain	99	99
Accumulated deficit	(140,374)	(129,756)

Total shareholders’ equity	14,574	1,906

Total liabilities and shareholders’ equity	$31,766	$8,892

Sophiris Bio Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating expenses:
Research and development	$624	$2,555	$2,531	$8,192
General and administrative	3,043	921	5,564	2,967
Total operating expenses	3,667	3,476	8,095	11,159

Other income (expense):
Interest expense	(86)	(174)	(373)	(528)
Interest income	3	4	11	18
Loss on revaluation of warrant liability	(350)	-	(1,969)	-
Loss on early extinguishment of debt	(180)	-	(180)	-
Other expense	(4)	(9)	(11)	(29)
Total other expense	(617)	(179)	(2,522)	(539)

Net loss	$(4,284)	$(3,655)	$(10,617)	$(11,698)

Basic and diluted loss per share	$(0.17)	$(0.22)	$(0.51)	$(0.69)
Weighted average number of outstanding shares – basic and diluted	25,215	16,845	20,617	16,845

Source: Sophiris Bio Inc.